As filed with the Securities and Exchange Commission on January 31, 2003            Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(Address of principal executive offices)

1991 Stock Option Plan

1995 Non-Employee Directors’ Stock Option Plan

 (Full title of the plans)

John F. Milligan

Senior Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Stock Options and Common Stock, par value $.001 per share	6,600,000 shares	$35.08	$231,528,000	$21,300.58

(1)          This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Registrant’s 1991 Stock Option Plan and 1995 Non-Employee Directors’ Stock Option Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on January 28, 2003.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The contents of Registration Statements on Form S-8 Nos. 33-46058, 33-62060, 333-08085, 333-58893, 333-84719, 333-47520 and 333-64628 filed with the Securities and Exchange Commission on March 3, 1992, May 3, 1993, July 12, 1996, July 10, 1998, August 6, 1999, October 6, 2000 and July 5, 2001, respectively, are incorporated by reference herein.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California.  As of the date of this Registration Statement, certain Cooley Godward attorneys own in the aggregate approximately 4,180 shares of the Registrant’s Common Stock.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Bylaws of the Registrant, as amended and restated on March 30, 1999.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1.)
24.1	Power of Attorney (contained on the signature page.)
99.1	1991 Stock Option Plan, as amended.
99.2	1995 Non-Employee Directors’ Stock Option Plan, as amended.

(1)  Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)  Filed as an exhibit to Registrant’s Annual Report on Form 10-K405/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)  Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on January 31, 2003.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John C. Martin and John F. Milligan, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Martin, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2003
JOHN C. MARTIN, PH.D.

/s/ John F. Milligan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 31, 2003
JOHN F. MILLIGAN

/s/ James M. Denny	Director (Chairman of the Board of Directors)	January 31, 2003
JAMES M. DENNY

/s/ Paul Berg, Ph.D.	Director	January 31, 2003
PAUL BERG, PH.D.

/s/ Cordell W. Hull	Director	January 31, 2003
CORDELL W. HULL

/s/ Etienne F. Davignon	Director	January 31, 2003
ETIENNE F. DAVIGNON

/s/ Gordon E. Moore, Ph.D.	Director	January 31, 2003
GORDON E. MOORE, PH.D.

/s/ George P. Shultz, Ph.D.	Director	January 31, 2003
GEORGE P. SHULTZ, PH.D.

/s/ Gayle E. Wilson	Director	January 31, 2003
GAYLE E. WILSON

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
3.2(2)	Bylaws of the Registrant, as amended and restated on March 30, 1999.
4.1	Reference is made to Exhibits 3.1 and 3.2.
4.2(3)	Amended and Restated Rights Agreement dated as of October 21, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page).
99.1	1991 Stock Option Plan, as amended.
99.2	1995 Non-Employee Directors’ Stock Option Plan, as amended.

(1)  Filed as an exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and incorporated herein by reference.

(2)  Filed as an exhibit to Registrant’s Annual Report on Form 10-K405/A for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(3)  Filed as an exhibit to Registrant’s Current Report on Form 8-K filed on October 22, 1999, and incorporated herein by reference.